Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2013, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2013.

FOR IMMEDIATE RELEASE

Media Inquiries	Investor Inquiries
Andrea Simpson	Kristina Lennox
Director, Marketing	Investor Relations Manager
617/684-1511	301/998-8265
asimpson@federalrealty.com	klennox@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2013 OPERATING RESULTS

ROCKVILLE, Md. (October 31, 2013) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2013.

Financial Results
In the third quarter 2013, Federal Realty generated funds from operations available for common shareholders (FFO) of $76.4 million, or $1.16 per diluted share. This compares to FFO of $72.1 million, or $1.12 per diluted share, in third quarter 2012 which benefited from an unusually large lease termination fee.  For the nine months ended September 30, 2013, Federal Realty reported FFO of $221.6 million, or $3.38 per diluted share, compared to $205.5 million, or $3.20 per diluted share for the same nine-month period in 2012. Excluding early extinguishment of debt, for the nine months ended September 30, 2013, Federal Realty reported FFO of $224.9 million, or $3.43 per diluted share.

Net income available for common shareholders was $62.0 million and earnings per diluted share was $0.94 for the quarter ended September 30, 2013 versus $38.5 million and $0.60, respectively, for third quarter 2012.  Year-to-date, Federal Realty reported net income available for common shareholders of $133.8 million and earnings per diluted share of $2.04.  This compares to net income available for common shareholders of $113.8 million and earnings per diluted share of $1.77 for the nine months ended September 30, 2012.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance.  A reconciliation of FFO to net income is attached to this press release in addition to Form 8-K that was filed.

Portfolio Results
In third quarter 2013, same-center property operating income increased 5.7% excluding properties that are being redeveloped and 4.9% when including those properties. Both of those same-center comparisons exclude the aforementioned lease termination fee from Safeway in last year’s quarter to more properly reflect comparability.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2013 OPERATING RESULTS
October 31, 2013

The overall portfolio was 95.3% leased as of September 30, 2013, compared to 95.3% on June 30, 2013 and 95.1% on September 30, 2012.  Federal Realty’s same-center portfolio was 95.4% leased on September 30, 2013, compared to 95.3% on June 30, 2013 and 95.2% on September 30, 2012.

During the third quarter of 2013, Federal Realty signed 102 leases for 398,637 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 273,505 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 20%. The average contractual rent on this comparable space for the first year of the new leases is $39.12 per square foot, compared to the average contractual rent of $32.66 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 34% for third quarter 2013. As of September 30, 2013, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $24.39 per square foot.

“This was an extremely strong quarter operationally,” commented Don Wood, president and chief executive offer. “FFO per share of $1.16 is a quarterly record for us, with 20% more rent upon lease rollovers and 5.7% same store growth equally impressive. We remain very excited about the next couple of years as we supplement this fine performing core portfolio with new retail destinations in our key markets on both coasts.”

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.78 per share, resulting in an indicated annual rate of $3.12 per share. The regular common dividend will be payable on January 15, 2014, to common shareholders of record as of January 2, 2014.

Guidance
Federal Realty increased its guidance for 2013 FFO per diluted share to a range of $4.60 to $4.61 from $4.56 to $4.60, excluding the impact of early extinguishment of debt, and 2013 earnings per diluted share guidance of $2.66 to $2.67. In addition, Federal Realty provided initial 2014 FFO per diluted share guidance of $4.84 to $4.92 and 2014 earnings per diluted share guidance of $2.53 to $2.61.

Summary of Other Quarterly Activities and Recent Developments

•
July/September, 2013 - Federal Realty closed on the sale of its buildings in Forest Hills, New York and San Diego, California.  The total sales price for the two assets is $36 million. These asset sales are part of a reverse 1031 exchange in connection with the acquisition of our shopping center in Darien, Connecticut in April 2013.

•	October 1, 2013 - Federal Realty acquired the adjacent 12 acre land parcel to Assembly Row for $18 million.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2013 OPERATING RESULTS
October 31, 2013

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2013 earnings conference call, which is scheduled for November 1, 2013, at 10 a.m. Eastern Daylight Time.  To participate, please call (800) 447-0521 five to ten minutes prior to the call start time and use the passcode 35668720 (required).  Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call.  A telephone recording of the call will also be available through December 1, 2013, by dialing (888) 843-7419 and using the passcode 35668720.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 20 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.3% leased to national, regional, and local retailers as of September 30, 2013, with no single tenant accounting for more than approximately 3.4% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 46 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2013, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2013 OPERATING RESULTS
October 31, 2013

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2013.

Federal Realty Investment Trust
Summarized Income Statements
September 30, 2013
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$154,308	$146,943	$460,136	$428,330
Other property income	3,480	9,007	9,661	17,842
Mortgage interest income	1,242	1,282	3,770	3,834
Total revenue	159,030	157,232	473,567	450,006
Expenses
Rental expenses	29,045	29,658	86,755	82,609
Real estate taxes	18,400	17,224	53,604	49,680
General and administrative	7,543	8,751	22,902	22,894
Depreciation and amortization	39,341	34,847	119,615	106,451
Total operating expenses	94,329	90,480	282,876	261,634
Operating income	64,701	66,752	190,691	188,372
Other interest income	70	261	165	580
Interest expense	(25,762)	(28,218)	(80,314)	(85,744)
Early extinguishment of debt	—	—	(3,399)	—
Income from real estate partnerships	381	490	1,065	1,229
Income from continuing operations	39,390	39,285	108,208	104,437
Discontinued operations
Discontinued operations - income	115	371	942	1,077
Discontinued operations - gain on sale of real estate	23,861	—	23,861	—
Results from discontinued operations	23,976	371	24,803	1,077
Income before gain on sale of real estate	63,366	39,656	133,011	105,514
Gain on sale of real estate	—	—	4,994	11,860
Net income	63,366	39,656	138,005	117,374
Net income attributable to noncontrolling interests	(1,268)	(1,012)	(3,780)	(3,141)
Net income attributable to the Trust	62,098	38,644	134,225	114,233
Dividends on preferred shares	(136)	(136)	(406)	(406)
Net income available for common shareholders	$61,962	$38,508	$133,819	$113,827

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.57	$0.59	$1.58	$1.57
Discontinued operations	0.37	0.01	0.38	0.02
Gain on sale of real estate	—	—	0.08	0.19
	$0.94	$0.60	$2.04	$1.78
Weighted average number of common shares, basic	65,504	64,014	65,118	63,711
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.57	$0.59	$1.58	$1.56
Discontinued operations	0.37	0.01	0.38	0.02
Gain on sale of real estate	—	—	0.08	0.19
	$0.94	$0.60	$2.04	$1.77
Weighted average number of common shares, diluted	65,647	64,202	65,271	63,891

Federal Realty Investment Trust
Summarized Balance Sheets
September 30, 2013
	September 30,	December 31,
	2013	2012
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $265,019 and $264,506 of consolidated variable interest entities, respectively)	$4,574,676	$4,473,813
Construction-in-progress	452,406	288,714
Assets held for sale (discontinued operations)	—	17,147
	5,027,082	4,779,674
Less accumulated depreciation and amortization (including $17,327 and $12,024 of consolidated variable interest entities, respectively)	(1,316,358)	(1,224,295)
Net real estate	3,710,724	3,555,379
Cash and cash equivalents	127,831	36,988
Accounts and notes receivable, net	87,284	73,861
Mortgage notes receivable, net	55,198	55,648
Investment in real estate partnership	32,971	33,169
Prepaid expenses and other assets	145,468	143,520
TOTAL ASSETS	$4,159,476	$3,898,565

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $203,423 and $205,299 of consolidated variable interest entities, respectively)	$792,862	$832,482
Notes payable	299,828	299,575
Senior notes and debentures	1,213,508	1,076,545
Accounts payable and other liabilities	328,348	284,950
Total liabilities	2,634,546	2,493,552
Redeemable noncontrolling interests	93,820	94,420
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,397,995	1,276,815
Total shareholders' equity of the Trust	1,407,992	1,286,812
Noncontrolling interests	23,118	23,781
Total shareholders' equity	1,431,110	1,310,593
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,159,476	$3,898,565

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2013
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$63,366	$39,656	$138,005	$117,374
Net income attributable to noncontrolling interests	(1,268)	(1,012)	(3,780)	(3,141)
Gain on sale of real estate	(23,861)	—	(28,855)	(11,860)
Depreciation and amortization of real estate assets	35,334	30,556	107,730	94,328
Amortization of initial direct costs of leases	2,680	2,724	8,087	8,330
Depreciation of joint venture real estate assets	374	377	1,121	1,133
Funds from operations	76,625	72,301	222,308	206,164
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	223	236	665	707
Income attributable to unvested shares	(344)	(340)	(1,001)	(970)
FFO	76,368	72,061	221,566	205,495
Early extinguishment of debt, net of allocation to unvested shares	—	—	3,383	—
FFO excluding early extinguishment of debt	$76,368	$72,061	$224,949	$205,495
Weighted average number of common shares, diluted	65,933	64,526	65,568	64,227

FFO per diluted share	$1.16	$1.12	$3.38	$3.20

FFO excluding early extinguishment of debt, per diluted share	$1.16	$1.12	$3.43	$3.20

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$76,386	$48,757	$199,970	$96,218
Tenant improvements and incentives	8,878	8,716	20,750	23,527
Total non-maintenance capital expenditures	85,264	57,473	220,720	119,745
Maintenance capital expenditures	5,555	4,039	11,503	10,766
Total capital expenditures	$90,819	$61,512	$232,223	$130,511

Dividends and Payout Ratios
Regular common dividends declared	$51,485	$47,182	$146,940	$135,500

Dividend payout ratio as a percentage of FFO	67%	65%	66%	66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
September 30, 2013
	September 30,
	2013	2012
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	66,036	64,621
Market price per common share	$101.45	$105.30
Common equity market capitalization	$6,699,352	$6,804,591

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	6,709,352	6,814,591

Total debt (3)	2,306,198	2,178,415

Total market capitalization	$9,015,550	$8,993,006

Total debt to market capitalization	26%	24%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts do not include 285,722 and 324,140 Operating Partnership Units outstanding at September 30, 2013 and 2012, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.1 million and $17.2 million at September 30, 2013 and 2012, which is the Trust's 30% share of the total mortgages payable of $57.0 million and $57.2 million at September 30, 2013 and 2012, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2013
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
Minimum rents
Retail and commercial (1)	$111,928	$105,858	$334,628	$312,519
Residential	7,196	7,116	21,525	20,467
Cost reimbursements	30,364	29,085	89,850	82,376
Percentage rent	1,912	1,667	6,036	5,167
Other	2,908	3,217	8,097	7,801
Total rental income	$154,308	$146,943	$460,136	$428,330

Notes:

1)
Minimum rents include $1.1 million and $1.8 million for the three months ended September 30, 2013 and 2012, and $3.7 million and $3.8 million for the nine months ended September 30, 2013 and 2012, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.8 million and $0.3 million for the three months ended September 30, 2013 and 2012, and $2.3 million and $0.8 million for the nine months ended September 30, 2013 and 2012, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2013
	As of September 30, 2013
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Idylwood Plaza	6/5/2014	7.50%	$15,756
Leesburg Plaza	6/5/2014	7.50%	27,416
Loehmann's Plaza	6/5/2014	7.50%	35,452
Pentagon Row	6/5/2014	7.50%	50,893
Melville Mall (2)	9/1/2014	5.25%	20,917
THE AVENUE at White Marsh	1/1/2015	5.46%	54,452
Barracks Road	11/1/2015	7.95%	37,327
Hauppauge	11/1/2015	7.95%	14,071
Lawrence Park	11/1/2015	7.95%	26,458
Wildwood	11/1/2015	7.95%	23,256
Wynnewood	11/1/2015	7.95%	26,963
Brick Plaza	11/1/2015	7.42%	27,454
East Bay Bridge	3/1/2016	5.13%	62,228
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	22,616
29th Place (Shoppers' World)	1/31/2021	5.91%	5,162
Montrose Crossing	1/10/2022	4.20%	77,700
Chelsea	1/15/2031	5.36%	7,316
Subtotal			710,437
Net unamortized premium			10,748
Total mortgages payable			721,185		5.96%

Notes payable
Unsecured fixed rate
Term loan (3)	November 21, 2018	LIBOR + 1.30%	275,000
Various (4)	Various through 2028	5.37%	15,428
Unsecured variable rate
Escondido (municipal bonds) (5)	10/1/2016	0.07%	9,400
Revolving credit facility (6)	4/21/2017	LIBOR + 0.90%	—
Total notes payable			299,828		3.24%	(8)

Senior notes and debentures
Unsecured fixed rate
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,219,200
Net unamortized discount			(5,692)
Total senior notes and debentures			1,213,508		4.86%

Capital lease obligations
Various	Various through 2106	Various	71,677		8.04%
Total debt and capital lease obligations			$2,306,198

Total fixed rate debt and capital lease obligations			$2,296,798	100%	5.11%
Total variable rate debt			9,400	<1%	1.41%	(8)
Total debt and capital lease obligations			$2,306,198	100%	5.09%	(8)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
Operational Statistics
Excluding early extinguishment of 5.40% senior notes:
Ratio of EBITDA to combined fixed charges and preferred share dividends (9) (10)	4.23	x	3.31	x	3.71	x	3.28	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (9) (10)	3.45	x	3.31	x	3.39	x	3.16	x
Including early extinguishment of 5.40% senior notes:
Ratio of EBITDA to combined fixed charges and preferred share dividends (9)	4.23	x	3.31	x	3.58	x	3.28	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (9)	3.45	x	3.31	x	3.27	x	3.16	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.1 million) of the $57.0 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

3)
We entered into two interest rate swap agreements that fix the LIBOR portion of the interest rate on the term loan at 1.72%. The spread on the term loan was reduced from 145 basis points to 130 basis points based on our credit rating at May 1, 2013 resulting in a fixed rate of 3.02%.

4)	The interest rate of 5.37% represents the weighted average interest rate for ten unsecured fixed rate notes payable. These notes mature from November 15, 2014 to May 31, 2028.

5)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

6)
The maximum amount drawn under our revolving credit facility during the nine months ended September 30, 2013 was $76.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.29%.

7)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.

8)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on September 30, 2013. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.02% as the result of the interest rate swap agreements discussed in Note 3. The term loan is included in fixed rate debt.

9)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a $23.9 million and $28.9 million gain on sale for the three and nine months ended September 30, 2013, respectively, and $11.9 million gain on sale for the nine months ended September 30, 2012. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

10)
Fixed charges exclude the $3.4 million of early extinguishment of debt charge for the nine months ended September 30, 2013, related to the make-whole premium paid as part of the early redemption of our 5.40% senior notes and the write-off of related unamortized debt fees.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2013
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Repayments	Cumulative Percent of Debt Repayments	Weighted Average Rate (3)
	(in thousands)
2013	$3,023	$—		$3,023		0.1%	0.1%	—%
2014	11,284	307,864		319,148		13.9%	14.0%	6.7%
2015	7,940	198,391		206,331		9.0%	23.0%	7.3%
2016	3,156	194,013		197,169		8.5%	31.5%	4.5%
2017	3,049	375,000	(1)	378,049		16.4%	47.9%	5.7%	(4)
2018	3,220	275,000		278,220		12.1%	60.0%	3.2%
2019	3,055	20,160		23,215		1.0%	61.0%	5.7%
2020	3,046	150,000		153,046		6.7%	67.7%	6.0%
2021	2,955	3,625		6,580		0.3%	68.0%	6.1%
2022	1,066	313,618		314,684		13.7%	81.7%	3.5%
Thereafter	22,466	399,211		421,677		18.3%	100.0%	4.7%
Total	$64,260	$2,236,882		$2,301,142	(2)	100.0%
Notes:

1)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017, subject to a one-year extension at our option. As of September 30, 2013, there was no balance outstanding on our revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of September 30, 2013.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2013

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
Active Redevelopment Projects
The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$80	$26	2015
Santana Row - Lot 8B	San Jose, CA	Addition of a 5-story rental apartment building, which will include 212 residential units and associated parking	8%	$75	$56	2014
Westgate Center	San Jose, CA	Facade and interior mall renovation, addition of food court and pad site	9%	$20	$15	2014/2015
Chelsea Commons	Chelsea, MA	Addition of a 56 unit apartment building with above grade parking	7%	$12	$12	2013
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$11	$9	2013
Mercer Mall	Lawrenceville, NJ	Addition of 26,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site	13%	$8	$1	2015
29th Place (Shoppers' World)	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants.	10%	$6	$5	2013
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	23%	$6	$0	2015
Ellisburg	Cherry Hill, NJ	Property repositioning through retenanting, including new grocer and facade renovation	18%	$4	$1	2014
Hollywood Blvd. - Petersen Building	Hollywood, CA	Redevelop/retenant building and reconfigure space to accommodate 2nd floor tenant	19%	$4	$0	2014
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	12%	$4	$2	2014
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$1	2014
Brick	Brick, NJ	New restaurant pad building	18%	$1	$0	2014
Huntington Square	East Northport, NY	Infrastructure investment to create additional restaurant capacity	10%	$1	$0	2015
Total Active Redevelopment projects (4)			9%	$234	$128

Notes:

(1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Mixed Use Projects Phase I
September 30, 2013

Phase I of the following development projects is currently being constructed by the Trust.
Property	Location	Opportunity	Projected ROI (3)	Total Cost (2)	Cost to Date	Anticipated Stabilization	Expected Opening Timeframe	Anchor and other representative tenants
Pike & Rose (Mid-Pike) - Phase I (1)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	8% - 9%	$245 - $255	$81	2015/2016	•174 unit residential building opening Spring 2014 •Grand Opening of Retail Fall 2014 •Office and 319 unit residential building to deliver in 2015	iPic Theater, Sport & Health, Del Frisco's Grille, M Street Kitchen
Assembly Row - Phase I (1)	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 326,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%	$190 - $200	$93	2015	•Grand Opening in Summer 2014 •T Station open Summer 2014 •Office to deliver in 2015	AMC Theater, LEGOLand Discovery Center, Saks Off 5th, Nike, Brooks Brothers, Legal C Bar, Earl's, Papagayo
		Total Mixed Use Projects Phase I	7%	$435 - $455	$174

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected costs include an allocation of infrastructure costs for the entire project.
(3)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.

Federal Realty Investment Trust
Future Redevelopment / Development Opportunities
September 30, 2013

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Congressional Plaza	Rockville, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Eastgate	Chapel Hill, NC	Mercer Mall	Lawrenceville, NJ
	Escondido	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Troy	Parsippany, NJ
	Finley Square	Downers Grove, IL	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Mercer Mall	Lawrenceville, NJ
	Barracks Road	Charlottesville, VA	Montrose Crossing	Rockville, MD
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Tower Shops	Davie, FL
	Fresh Meadows	Queens, NY	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL	Towson land parcel	Towson, MD

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7	Vienna, VA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase 1 include approximately 1.9 million square feet of commercial-use buildings, 1,650 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 305,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
2013 Significant Acquisition & Dispositions

Significant Acquisition
Date	Property	City/State	GLA	Purchase price	Anchor Tenants
			(in square feet)	(in millions)
April 3, 2013	Darien	Darien, CT	95,000	$47.3	Equinox / Stop & Shop

Significant Dispositions
Date	Property	City/State	GLA	Sales Price
			(in square feet)	(in millions)
July 22, 2013	Fifth Avenue	San Diego, CA	18,000	$15.3
September 10, 2013	Forest Hills	Forest Hills, NY	48,000	$20.4

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$218,339	$—	533,000	99%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	74,841		328,000	99%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,696		35,000	87%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,694		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,393		248,000	100%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	36,182		119,000	100%			DSW / Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,480		207,000	77%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,626	15,756	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	51,084		389,000	77%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,271	27,416	236,000	97%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	33,270	35,452	261,000	92%	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza/Pike & Rose		Washington, DC-MD-VA	1982/2007	155,563		59,000	98%			Toys R Us
Montrose Crossing	(4)	Washington, DC-MD-VA	2011	141,934	77,700	358,000	100%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	80,063		572,000	94%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,476		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,670		227,000	99%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	93,327	50,893	297,000	97%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,692		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	27,381		261,000	71%			L.A. Fitness / Staples
Rockville Town Square	(3)	Washington, DC-MD-VA	2006-2007	50,572	4,528	186,000	95%	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,606	22,616	N/A	98%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,862		49,000	97%			Petco
Tower		Washington, DC-MD-VA	1998	21,168		112,000	91%	26,000	L.A. Mart	Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,425		49,000	95%	11,000	Trader Joe's
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	58,059	6,435	261,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,391	23,256	84,000	94%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,318,065		5,344,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,512		265,000	95%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,701		296,000	96%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	30,238		267,000	87%			Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	13,810		160,000	96%	42,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	20,553		219,000	93%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,296	26,458	353,000	97%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,580		288,000	96%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,705		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,377		212,000	99%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	37,156	26,963	251,000	87%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		266,928		2,435,000	94%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,120		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005/2007	85,249		242,000	94%			Loehmann's Dress Shop / Rite Aid

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	167,338	62,228	438,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido	(4)	San Diego, CA	1996/2010	46,926		297,000	97%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,799		22,000	100%
Hollywood Blvd	(4)	Los Angeles-Long Beach, CA	1999	40,388		140,000	99%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,639		79,000	91%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,117		96,000	92%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(4)(6)	Los Angeles-Long Beach, CA	2011	221,223	175,000	381,000	100%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	662,718		647,000	96%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,115		209,000	97%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	132,984		635,000	93%	38,000	Walmart	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,253		102,000	92%			Brooks Brothers / H&M
		Total California		1,544,869		3,357,000	96%
NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	59,495	27,454	416,000	91%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,124		95,000	97%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	78,369		406,000	100%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	27,760	14,071	134,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,295		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	11,121		74,000	93%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	69,501	20,917	246,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	109,568	55,807	500,000	98%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	29,848		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		491,050		2,392,000	98%
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	310,769		337,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,561	7,316	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	34,507		241,000	97%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,525		223,000	94%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	17,968		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,812		170,000	99%	55,000	Super Stop & Shop	Kmart
		Total New England		576,510		1,390,000	98%

Baltimore
Governor Plaza		Baltimore, MD	1985	26,616		267,000	100%	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Perring Plaza		Baltimore, MD	1985	29,724		395,000	95%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	97,140	54,452	297,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,327		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,088		80,000	97%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,194		70,000	98%
		Total Baltimore		232,089		1,141,000	98%
Chicago
Crossroads		Chicago, IL	1993	30,927		168,000	93%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,444		314,000	98%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,577		140,000	95%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	16,523		129,000	92%	77,000	Dominick's
		Total Chicago		92,471		751,000	95%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,534		130,000	94%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,704		179,000	79%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	77,801		369,000	98%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		174,039		678,000	92%
Other
Barracks Road		Charlottesville, VA	1985	58,369	37,327	497,000	97%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,549		267,000	94%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,935		152,000	95%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,056		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Houston St		San Antonio, TX	1998	61,781		175,000	94%			Hotel Valencia / Walgreens
Lancaster	(7)	Lancaster, PA	1980	13,519	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place (Shoppers' World)		Charlottesville, VA	2007	39,705	5,162	169,000	96%			DSW / HomeGoods / Staples / Stein Mart
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	82,147		439,000	92%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		331,061		2,043,000	95%

Grand Total				$5,027,082	$782,114	19,531,000	95%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Includes a 100% owned, 8.1 acre land parcel to be used for The Point redevelopment.
(7)	Property subject to capital lease obligation.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2013

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2013	89	100%	273,505	$39.12	$32.66	$1,767,856	20%	34%	7.1	$5,355,091	$19.58	(7)
2nd Quarter 2013 (8)	102	100%	446,334	$30.96	$25.42	$2,476,132	22%	37%	7.7	$8,518,843	$19.09	(7)
1st Quarter 2013	75	100%	254,282	$35.78	$31.89	$989,501	12%	22%	8.6	$7,291,311	$28.67
4th Quarter 2012	96	100%	478,913	$32.17	$28.71	$1,657,748	12%	20%	7.7	$7,982,782	$16.67
Total - 12 months	362	100%	1,453,034	$33.74	$29.00	$6,891,237	16%	28%	7.7	$29,148,027	$20.06

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2013	32	36%	104,298	$44.09	$31.78	$1,283,589	39%	57%	9.2	$4,636,228	$44.45	(7)
2nd Quarter 2013 (8)	48	47%	233,544	$31.30	$22.21	$2,122,806	41%	60%	10.2	$8,499,743	$36.39	(7)
1st Quarter 2013	29	39%	138,922	$29.47	$23.69	$803,391	24%	32%	12.5	$7,278,811	$52.39
4th Quarter 2012	43	45%	191,780	$36.20	$29.77	$1,232,998	22%	29%	9.2	$7,537,155	$39.30
Total - 12 months	152	42%	668,544	$34.32	$26.18	$5,442,784	31%	44%	10.1	$27,951,937	$41.81

Renewal Lease Summary - Comparable (2) (9)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2013	57	64%	169,207	$36.06	$33.19	$484,267	9%	20%	5.6	$718,863	$4.25
2nd Quarter 2013	54	53%	212,790	$30.60	$28.94	$353,326	6%	18%	4.8	$19,100	$0.09
1st Quarter 2013	46	61%	115,360	$43.39	$41.77	$186,110	4%	15%	5.4	$12,500	$0.11
4th Quarter 2012	53	55%	287,133	$29.48	$28.00	$424,750	5%	15%	6.5	$445,627	$1.55
Total - 12 months	210	58%	784,490	$33.25	$31.40	$1,448,453	6%	17%	5.7	$1,196,090	$1.52

Total Lease Summary - Comparable and Non-comparable (2) (10)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2013					102	398,637		$34.20	8.4	$6,813,820	$17.09
2nd Quarter 2013					110	480,107		$32.26	7.9	$8,973,443	$18.69
1st Quarter 2013					80	266,451		$36.67	8.8	$7,358,311	$27.62
4th Quarter 2012					98	485,215		$32.07	7.7	$8,079,952	$16.65
Total - 12 months					390	1,630,410		$33.40	8.1	$31,225,526	$19.15

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $2.5 million ($6.23 per square foot) in 3rd Quarter 2013 and $4.1 million ($6.75 per square foot) in 2nd Quarter 2013 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, Barracks Road, Hollywood Boulevard) and are included in the Projected Cost for those projects on the Summary of Development and Redevelopment Opportunities.

(8)	2nd Quarter 2013 has been revised to exclude the lease signed to backfill a portion of the Best Buy box at Santana Row as Best Buy has exercised their option to remain in the center.
(9)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(10)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include information on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Mixed Use Projects Phase 1 schedule.

Federal Realty Investment Trust
Lease Expirations
September 30, 2013

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2013	47,000	1%	$17.21	300,000	4%	$24.65	347,000	2%	$23.64
2014	764,000	7%	$14.64	742,000	10%	$33.28	1,505,000	8%	$23.84
2015	816,000	7%	$14.78	964,000	13%	$33.00	1,780,000	9%	$24.65
2016	878,000	8%	$16.86	1,096,000	15%	$34.29	1,975,000	11%	$26.52
2017	1,451,000	13%	$16.95	1,077,000	13%	$35.76	2,529,000	14%	$24.96
2018	1,510,000	14%	$14.62	878,000	12%	$37.87	2,388,000	13%	$23.17
2019	1,341,000	12%	$17.97	484,000	6%	$34.02	1,825,000	10%	$22.23
2020	547,000	5%	$18.28	381,000	5%	$33.69	927,000	5%	$24.63
2021	643,000	6%	$20.43	423,000	6%	$37.36	1,066,000	6%	$27.15
2022	786,000	7%	$16.89	431,000	6%	$39.65	1,216,000	6%	$24.97
Thereafter	2,138,000	20%	$18.10	762,000	10%	$39.31	2,900,000	16%	$23.67
Total (3)	10,921,000	100%	$16.92	7,538,000	100%	$35.21	18,458,000	100%	$24.39

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2013	47,000	0%	$17.21	218,000	3%	$26.37	265,000	2%	$24.75
2014	243,000	2%	$14.07	499,000	7%	$33.38	742,000	4%	$27.06
2015	58,000	1%	$51.07	552,000	7%	$34.18	610,000	3%	$35.79
2016	83,000	1%	$16.27	533,000	7%	$37.08	616,000	3%	$34.28
2017	215,000	2%	$22.71	604,000	8%	$38.09	819,000	5%	$34.05
2018	342,000	3%	$15.29	530,000	7%	$38.28	872,000	5%	$29.26
2019	439,000	4%	$17.40	368,000	5%	$37.45	807,000	4%	$26.54
2020	143,000	1%	$19.89	395,000	5%	$31.64	538,000	3%	$28.51
2021	185,000	2%	$12.29	585,000	8%	$34.36	770,000	4%	$29.05
2022	135,000	1%	$23.98	471,000	6%	$32.95	606,000	3%	$30.95
Thereafter	9,031,000	83%	$16.62	2,783,000	37%	$35.63	11,813,000	64%	$21.10
Total (3)	10,921,000	100%	$16.92	7,538,000	100%	$35.21	18,458,000	100%	$24.39

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2013.
(3)	Represents occupied square footage as of September 30, 2013.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2013

Overall Portfolio Statistics (1)	At September 30, 2013			At September 30, 2012

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	19,531,000	18,623,000	95.3%	19,122,000	18,179,000	95.1%

Residential Properties (units)	1,114	1,055	94.7%	1,058	1,025	96.9%

Same Center Statistics (1)	At September 30, 2013			At September 30, 2012

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	17,225,000	16,427,000	95.4%	17,203,000	16,372,000	95.2%

Residential Properties (units)	1,011	964	95.4%	1,011	978	96.7%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet excludes redevelopment square footage not yet placed in service.
(3) At September 30, 2013 leased percentage was 98.9% for anchor tenants and 90.6% for small shop tenants.
(4) Occupied percentage was 94.6% at September 30, 2013 and 94.2% at September 30, 2012.
(5) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2013

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,235,000	3.38%	939,000	4.81%	15
2	Bed, Bath & Beyond, Inc.	$12,393,000	2.75%	728,000	3.73%	19
3	TJX Companies	$10,350,000	2.30%	682,000	3.49%	20
4	L.A. Fitness International LLC	$8,225,000	1.83%	417,000	2.14%	11
5	Gap, Inc.	$7,854,000	1.74%	252,000	1.29%	14
6	CVS Corporation	$6,812,000	1.51%	194,000	0.99%	17
7	Best Buy Stores, L.P.	$5,806,000	1.29%	212,000	1.09%	6
8	DSW, Inc	$5,432,000	1.21%	189,000	0.97%	8
9	Home Depot, Inc.	$5,360,000	1.19%	438,000	2.24%	5
10	Barnes & Noble, Inc.	$4,988,000	1.11%	214,000	1.10%	8
11	Michaels Stores, Inc.	$4,606,000	1.02%	266,000	1.36%	11
12	Dick's Sporting Goods Inc.	$4,375,000	0.97%	206,000	1.05%	5
13	Staples, Inc.	$3,679,000	0.82%	187,000	0.96%	9
14	Ross Stores, Inc.	$3,591,000	0.80%	208,000	1.06%	7
15	Riverbed Technology, Inc	$3,579,000	0.80%	83,000	0.42%	2
16	Whole Foods Market, Inc.	$3,549,000	0.79%	119,000	0.61%	3
17	Container Store, Inc.	$3,384,000	0.75%	74,000	0.38%	3
18	PETsMART, Inc.	$3,246,000	0.72%	150,000	0.77%	6
19	Dress Barn, Inc.	$3,186,000	0.71%	133,000	0.68%	19
20	Wells Fargo Bank, N.A.	$3,177,000	0.71%	51,000	0.26%	14
21	Bank of America, N.A.	$3,172,000	0.70%	64,000	0.33%	20
22	Kohl's Corporation	$3,119,000	0.69%	322,000	1.65%	3
23	A.C. Moore, Inc.	$3,107,000	0.69%	161,000	0.82%	7
24	Sports Authority Inc.	$3,080,000	0.68%	179,000	0.92%	4
25	Wakefern Food Corporation	$2,783,000	0.62%	136,000	0.70%	2
	Totals - Top 25 Tenants	$134,088,000	29.78%	6,604,000	33.82%	238

	Total: (1)	$450,128,000	(2)	19,531,000	(3)	2,496

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of September 30, 2013.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
September 30, 2013

	2013 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$178		$179
Net income attributable to noncontrolling interests	(5)		(5)
Gain on sale of real estate in real estate partnership	(29)		(29)
Depreciation and amortization of real estate & joint venture real estate assets	145		145
Amortization of initial direct costs of leases	11		11
Prepayment Premium on 5.40% Notes	3		3
Funds from operations excluding Prepayment Premium on 5.40% Notes	303		304
Dividends on preferred shares	(1)		(1)
Income attributable to operating partnership units	1		1
Income attributable to unvested shares	(1)		(1)
FFO excluding Prepayment Premium on 5.40% Notes	$302		$303
		—
Weighted average number of common shares, diluted	65.8		65.8

FFO per diluted share	$4.60		$4.61

	2014 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$177		$183
Net income attributable to noncontrolling interests	(5)		(5)
Gain on sale of real estate in real estate partnership	—		—
Depreciation and amortization of real estate & joint venture real estate assets	146		146
Amortization of initial direct costs of leases	11		11
Funds from operations	329		334
Dividends on preferred shares	(1)		(1)
Income attributable to operating partnership units	1		1
Income attributable to unvested shares	(1)		(1)
FFO	$328		$333

Weighted average number of common shares, diluted	67.7		67.7

FFO per diluted share	$4.84		$4.92

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
September 30, 2013
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,631	$4,750	$14,075	$14,012
Other property income	11	22	140	58
	4,642	4,772	14,215	14,070
Expenses
Rental	702	732	2,609	2,161
Real estate taxes	619	510	1,847	1,648
Depreciation and amortization	1,369	1,372	4,099	4,123
	2,690	2,614	8,555	7,932
Operating income	1,952	2,158	5,660	6,138
Interest expense	(840)	(844)	(2,523)	(2,533)
Net income	$1,112	$1,314	$3,137	$3,605

			September 30,	December 31,
			2013	2012
			(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost			$210,382	$209,056
Less accumulated depreciation and amortization			(38,486)	(34,547)
Net real estate			171,896	174,509
Cash and cash equivalents			3,452	2,735
Other assets			5,782	5,536
TOTAL ASSETS			$181,130	$182,780

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable			$56,982	$57,155
Other liabilities			3,809	4,771
Total liabilities			60,791	61,926
Partners' capital			120,339	120,854
TOTAL LIABILITIES AND PARTNERS' CAPITAL			$181,130	$182,780

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
September 30, 2013
			Stated Interest Rate as of September 30, 2013

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,097
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$56,982

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2013	$60	$—	$60		0.1%	0.1%
2014	142	22,395	22,537		39.6%	39.7%
2015	—	—	—		—%	39.7%
2016	—	34,385	34,385		60.3%	100.0%
Total	$202	$56,780	$56,982		100.0%

Notes:
(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity
(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status & Debt Summary Report - 30% Owned Joint Venture
September 30, 2013
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,615	$20,785	101,000	82%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,692		279,000	87%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,675	12,097	96,000	64%			CVS
	Total Washington Metropolitan Area		122,982		476,000	81%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,659	13,600	106,000	97%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,659		106,000	97%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	19,970	10,500	123,000	70%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,906		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,865		130,000	93%	38,000	Whole Foods	Marshalls
	Total New England		66,741		369,000	88%
Grand Totals			$210,382	$56,982	951,000	85%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2013 and 2012 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
Net income	$63,366	$39,656	$138,005	$117,374
Depreciation and amortization	39,408	34,932	119,885	106,702
Interest expense	25,762	28,218	80,314	85,744
Early extinguishment of debt	—	—	3,399	—
Other interest income	(70)	(261)	(165)	(580)
EBITDA	128,466	102,545	341,438	309,240
Gain on sale of real estate	(23,861)	—	(28,855)	(11,860)
Adjusted EBITDA	$104,605	$102,545	$312,583	$297,380

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.